EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                          Contact: Glenn R. Morgan 312-372-6300
                                                       Web Site: www.hartmarx.com

HARTMARX SHARES CONTINUE TO BE LISTED ON THE CHICAGO STOCK EXCHANGE FOLLOWING NYSE DELISTING ACTION DUE TO NON-COMPLIANCE WITH
MINIMUM MARKET CAPITALIZATION RULES

CHICAGO, November 21, 2008 - - Hartmarx Corporation (NYSE / CHX: HMX) today announced that on November 20, 2008, the Company was notified by the NYSE Regulation, Inc.  ("NYSER") that the Company is not in compliance with the New York Stock Exchange LLC (the "NYSE") continued listing standard requiring a listed common stock to maintain a minimum average market capitalization of not less than $25 million over a consecutive 30-trading-day period.

As a result of no longer meeting the minimum market capitalization requirement, the NYSE will suspend trading of the Company's common stock effective with the NYSE's opening on Wednesday, November 26, 2008.  The NYSE has also initiated the process of delisting the Company's common stock, subject to the completion of applicable procedures, including the Company's right to request a review by a committee of the Board of Directors of the NYSER.  The Company does not intend to request such a review.  NYSE rules do not provide a cure period for non-compliance with the minimum market capitalization continued listing standard.

The Company expects that its common stock will continue to be listed on the Chicago Stock Exchange and will be traded through normal brokerage channels.  The Company's stock ticker symbol - HMX - will remain unchanged.  The delisting from the NYSE does not constitute a default under the Company's lending arrangements and will not change the Company's filing of periodic and other reports with the Securities and Exchange Commission under applicable federal securities laws.

Hartmarx produces and markets business, casual and golf apparel under its own brands, including Hart Schaffner Marx, Hickey-Freeman, Palm Beach, Coppley, Monarchy, Manchester Escapes, Society Brand, Racquet Club, Naturalife, Pusser's of the West Indies, Brannoch, Sansabelt, Exclusively Misook, Barrie Pace, Eye, Christopher Blue, Pine IV, Wörn, Blue House Drive, One Girl Who . . ., Zooey by alice heller and b.chyll.  In addition, the Company has certain exclusive rights under licensing agreements to market selected products under a number of premier brands such as Austin Reed, Tommy Hilfiger, Burberry men's tailored clothing, Ted Baker, Bobby Jones, Jack Nicklaus, Claiborne, Pierre Cardin, Perry Ellis, Lyle & Scott, Golden Bear, Jag and Dr. Martens.  The Company's broad range of distribution channels includes fine specialty and leading department stores, value-oriented retailers and direct mail catalogs.

The comments set forth above contain forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should" or "will" or the negatives thereof or other comparable terminology.  Forward-looking statements are not guarantees as actual results could differ materially from those expressed or implied in such forward-looking statements.  The statements could be significantly impacted by such factors as the level of consumer spending for men's and women's apparel, the prevailing retail environment, the Company's relationships with its suppliers, customers, licensors and licensees, actions of competitors that may impact the Company's business, possible acquisitions and the impact of unforeseen economic changes, such as interest rates, or in other external economic and political factors over which the Company has no control.  The reader is also directed to the Company's periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company's results of operations and financial condition.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.